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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 19, 2004

                            FLEETCLEAN SYSTEMS, INC.
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             (Exact name of registrant as specified in its charter)

              TEXAS                                              76-0196431
(State or other jurisdiction of                               (I.R.S. Employer
        incorporation)                                       Identification No.)

                                    000-27467
                            (Commission File Number)

                   103 Courageous Drive, League City, TX 77573
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (281) 538-2101

               P.O. Box 727, 821 Hwy 834 East Hardin, Texas 77561
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         (Former name or former address, if changed since last report.)


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

On May 19, 2004, Systom Trust Joint Venture, a Texas joint venture, ("STJV") purchased 10,783,492 shares of the common stock of Fleetclean Systems, Inc., a Texas corporation (the "Registrant") from Kenneth A. Phillips, Kathryn M. Phillips, Jarrod Phillips and Jay G. Phillips under a Stock Purchase Agreement dated May 15, 2004. This transaction, and others described below, resulted in a change in control of Fleetclean Systems, Inc., a Texas corporation ("FLSY"). A copy of the Stock Purchase Agreement is attached to this report as Exhibit 10.1.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On May 15, 2004, the Registrant accepted a Subscription Agreement from STJV to acquire One Million shares of Series A Convertible Preferred Stock, $.01 par value, of the Registrant, at a price of $.2907 per share for total consideration of $290,700. A copy of the Subscription Agreement is attached to this report as
Exhibit 10.2. A copy of the Certificate of Designation of the Rights and Preferences of the Series A Convertible Preferred Stock is attached to this report as Exhibit 4.1. The Registrant has received the consideration under the Subscription Agreement and will issue the shares after making required filings with the Texas Secretary of State.

On May 15, 2004, Kenneth A. Phillips agreed to acquire Fleetclean Chemicals, Inc. ("FCI"), a wholly owned subsidiary of the Registrant under an Acquisition Agreement. A copy of the Acquisition Agreement is attached to this report as
Exhibit 10.3. The purchase price was equal to 100% of the net tangible book value (i.e., total assets less intangible assets and liabilities of FCI on April 1, 2004 and a Release of Claims and Indemnity Agreement from Mr. Phillips in favor of the Registrant.

ITEM 5.  OTHER EVENTS.

On May 10, 2004, Kathryn M. Phillips resigned as Secretary and Treasurer of the Registrant and Jay G. Phillips resigned as Vice President and Director of the Registrant. Their resignations were not because of any disagreement with the registrant on any matter relating to the registrant's operations, policies or practices.

On May 11, 2004, the Board of Directors approved the creation of the Series A Convertible Preferred Stock and directed its President to make the proper filings with the Texas Secretary of State. Further, the Board of Directors recommended that the corporation change its corporate domicile from Texas to Nevada, change its name to ERF Wireless, Inc., implement a reverse split of its $.01 par value common stock whereby every seventy five (75) shares of common stock which are issued and outstanding are automatically converted into one (1) share of common stock; provided, however, that the Corporation shall issue one
(1) full share of common stock to its stockholders for any fractional interest remaining after conversion of all outstanding shares pursuant thereto, approve the sale of Fleetclean Chemicals, Inc. to Kenneth A. Phillips, the appointment of Dr. H. Dean Cubley to Registrant's the board of directors, and the conversion of $237,500 of the Registrant's Debentures into equity.


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Dr. Cubley formally accepted his appointment to the board of directors on May
26, 2004. Dr. Cubley, age 62, has served as chairman of the board of Eagle Broadband, Inc. (AMEX "EAG") since March 1996, as chief executive officer of Eagle Broadband, Inc. from March 1996 to October 2003, and as president from March 1996 until September 2001. Before that, Dr. Cubley served as vice-president of Eagle Telecom, Inc., from 1993 to March 1996. Dr. Cubley is also a member of the Oversight Committee for the University of Houston Epitaxy Center, which managed the Wake Shield Flight aboard the Shuttle in September 1995. Dr. Cubley has over 35 years of extensive experience in the field of telecommunications. From 1965 to 1984, Dr. Cubley worked for the NASA Manned Spacecraft Center in the Electromagnetic Systems Branch of the Engineering and Development Directorate. For a five-year portion of that period, Dr. Cubley was the antenna subsystems manager for all spacecraft antenna systems for the Shuttle Program. Dr. Cubley's duties included overall responsibility for the design, development, costs schedules and testing of the antennas and hardware for all Shuttle flights. Throughout his career, Dr. Cubley has authored or co-authored over fifty publications. In addition, he has a total of ten patents and patents-pending registered in his name. Dr. Cubley received a bachelor of science degree in electrical engineering from the University of Texas in 1964 and a master's degree in electrical engineering from the University of Texas in 1965. In 1970, Dr. Cubley received his Ph.D. in electrical engineering from the University of Houston.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements of Business Acquired.

N/A

(b) Pro Forma Financial Information.

N/A

(c) Exhibits.

No.              Description
---              -----------
4.1              Certificate of Designation of the Rights and Preferences of the
                 Series A Convertible Preferred Stock of Fleetclean Systems,
                 Inc.
10.1             Stock Purchase Agreement dated May 15, 2004 between Systom
                 Trust Joint Venture and Kenneth A. Phillips et. al.
10.2             Subscription Agreement dated May 11, 2004 between Fleetclean
                 Systems, Inc. and Systom Trust Joint Venture
10.3             Acquisition Agreement dated May 15, 2004 between Kenneth A.
                 Phillips and Fleetclean Systems, Inc.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         FLEETCLEAN SYSTEMS, INC.

Date: May 28, 2004                       By: /s/ H. Dean Cubley
                                             -----------------------------------
                                             Name: H. Dean Cubley
                                             Title: Interim-President